Exhibit 99.1

CorEnergy Announces Suspension of NYSE Status

Company’s Common and Preferred Stock Now Trading on OTC Marketplace

KANSAS CITY, MO – December 4, 2023 – CorEnergy Infrastructure Trust, Inc. (OTC: CORR, CORRL) ("CorEnergy" or the "Company") today announced that on December 1, 2023 it received notice that the New York Stock Exchange (“NYSE”) has determined to suspend trading of and commenced proceedings to delist shares of CorEnergy’s common and preferred stock. The notice was issued because the Company fell below the NYSE’s continued listing standard requiring an average global common stock market capitalization of at least $15 million over a consecutive 30 trading day period.

CorEnergy’s common and preferred stock are now trading on the over-the-counter (“OTC”) marketplace under the symbols CORR and CORRL, respectively.

The Company intends to appeal the delisting determination. A delisting of CorEnergy’s common stock from the NYSE, if the Company’s appeal is not successful, would trigger a requirement to repurchase the Company’s 5.875% convertible notes at par value, as previously disclosed. As a result, any such repurchase offer, if required, would not be made until after the NYSE appeal is resolved.

The change in listing status does not impact the Company’s commitment to providing safe, reliable, and environmentally sustainable service to the customers and communities that CorEnergy serves.

The Company is already engaged in strategic efforts to improve its business operations and balance sheet. CorEnergy has announced the pending sale of its MoGas and Omega pipeline systems (“MoGas System”) to Spire Inc. (NYSE: SR) for approximately $175 million in cash. The transaction is expected to close around the end of the year, subject to FTC review, and CorEnergy intends to use proceeds from the sale to reduce its overall indebtedness.

Additionally, the Company has filed for tariff rate increases on its other regulated cost of service pipeline assets, including a request for accelerated relief, among other initiatives already in progress to improve its business results through both revenue increases and cost reductions.

CorEnergy intends to continue to comply with public company Securities Exchange Commission (“SEC”) reporting requirements, including filing quarterly financial statements and having independently audited financials, and the Company intends to maintain an independent Board of Directors with corporate governance rules and oversight committees.

Additional information related to this announcement will be included in a Current Report on Form 8-K to be filed with the SEC.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (OTC: CORR, CORRL) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.

Exhibit 99.1

Forward-Looking Statements

With the exception of historical information, certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those related to the impact of our inability to remain in compliance with the NYSE’s listing standards; the timing of any delisting process; the nature and impact of our securities trading on the OTC market; the potential sale of our MoGas and Omega systems and use of proceeds therefrom; our ability to execute on our business strategy; and pending tariff increase requests. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. Factors that could cause actual results to differ materially from those described in the forward-looking statements include: actions by NYSE Regulation, brokers and other third parties; the effect of delisting from the NYSE on our business; whether an OTC trading market for our securities will develop or persist; changes in economic and business conditions; failure to realize the anticipated benefits of requested tariff increases; our continued ability to access debt and equity markets and comply with existing debt covenants (including those relating to continued listing on the NYSE); failure to complete the MoGas and Omega asset sale on our expected timeline or at all; and those additional factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement.

CorEnergy Infrastructure Trust, Inc.

Investor Relations
Jeff Teeven or Matt Kreps
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc.

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